UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Stevens Avenue, Suite 210, Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     On August 4, 2009, Somaxon Pharmaceuticals, Inc. (the “Company”) filed a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to the resale from time to time of up to 10,212,750 shares of the Company’s common stock by the security holders named in the prospectus included in the Registration Statement. Of these shares, 5,106,375 were issued pursuant to a private placement of the Company’s common stock that closed on July 8, 2009, and an additional 5,106,375 shares are issuable upon the exercise of warrants sold in the private placement which became exercisable on July 8, 2009 and expire on July 8, 2016. The Company is not selling any securities under the Registration Statement and will not receive any of the proceeds from the sale of shares by the selling security holders, although the Company may receive proceeds upon the exercise of the warrants if such warrants are exercised for cash.
     The information in this Current Report on Form 8-K is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: August 5, 2009
	By:	/s/ Matthew W. Onaitis

	Name:	Matthew W. Onaitis
	Title:	Vice President and General Counsel